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                                    MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (1)
                                For The Years Ended December 31, 2000, 1999 and 1998
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                                                                     2000              1999              1998
                                                                     ----              ----              ----
                                                                       (In thousands, except per share data)
BASIC EARNINGS PER SHARE

Average common shares outstanding                                      106,202           108,061           112,135
                                                                 ==============    ==============    ==============

Net income                                                       $     541,999     $     470,201     $     385,465
                                                                 ==============    ==============    ==============

Net income per share                                             $        5.10     $        4.35     $        3.44
                                                                 ==============    ==============    ==============

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
   Average common shares outstanding                                   106,202           108,061           112,135
   Net shares to be issued upon exercise of
       common stock equivalents                                          1,058             1,197             1,447
                                                                 --------------    --------------    --------------
   Adjusted shares outstanding                                         107,260           109,258           113,582
                                                                 ==============    ==============    ==============

Net income                                                       $     541,999     $     470,201     $     385,465
                                                                 ==============    ==============    ==============

Net income per share                                             $        5.05     $        4.30     $        3.39
                                                                 ==============    ==============    ==============



(1)   Per Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

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